             As filed with the Securities and Exchange Commission on May 1, 2001
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            SONIC INNOVATIONS, INC.
             (exact name of Registrant as specified in its charter)

           Delaware                                    87-0494518
---------------------------------       ---------------------------------------
     (State of Incorporation)           (I.R.S. Employer Identification Number)


                    2795 East Cottonwood Parkway, Suite 660
                        Salt Lake City, Utah 84121-7036
   -------------------------------------------------------------------------
                (Address of Principal Executive Offices)


                      2000 EMPLOYEE STOCK PURCHASE PLAN
                               2000 STOCK PLAN
-----------------------------------------------------------------------------
                          (Full title of the plans)


                               Stephen L. Wilson
                            Chief Financial Officer
                            SONIC INNOVATIONS, INC.
                    2795 East Cottonwood Parkway, Suite 660
                        Salt Lake City, Utah 84121-7036
------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (801) 365-2800
------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                    Copy to:
                               Mark Bonham, Esq.
                      WILSON SONSINI GOODRICH & ROSATI, PC
                               650 Page Mill Road
                          Palo Alto, California 94304
                           Telephone: (650) 493-9300


================================================================================

                        CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                                        Proposed Maximum         Maximum            Amount of
                                       Amount to be      Offering Price         Aggregate         Registration
Title of Securities to be Registered   Registered (1)       Per Share        Offering price (2)       Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to
 be issued under the:

2000 Employee Stock Purchase Plan               50,000          $5.09 (2)            $  254,500             $ 65

2000 Stock Plan                                400,000           5.99 (3)             2,396,000              600
                                               -------                               ----------             ----
TOTAL:                                         450,000                               $2,650,500             $665
                                               =======                               ==========             ====

(1) Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, as the maximum number of the Registrant's Common Stock issuable under the plans covered by this registration statement.
(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on April 27, 2001, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.
(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on April 27, 2001.

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of Sonic Innovations, Inc. (the "Registrant") filed with the Securities and Exchange Commission on May 9, 2000 (file number 333-36562) are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

  Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

  Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

  The following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  2. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on April 13, 2000 pursuant to
      Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

  3. The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on April 16, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or report updating such description.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.   Interests of Named Experts and Counsel.

  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.  Indemnification of Directors and Officers.

  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

  Not Applicable.

Item 8.    Exhibits

Exhibit Number                                                Description
---------------------------------------------------------------------------------------------------------
 4.1                    2000 Employee Stock Purchase Plan.
 4.2                    2000 Stock Plan and form of agreements thereunder.
 5.1                    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
                        Counsel to the Registrant.
23.1                    Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2                    Consent of, Wilson Sonsini Goodrich & Rosati, Professional Corporation
                        Counsel to the Registrant (contained in Exhibit 5.1).
24.1                    Power of Attorney (see page 5).

Item 9.   Undertaking.

  Not required to be filed with this Registration Statement pursuant to General Instruction E for egistration statements on Form S-8.

                                   SIGNATURES

  Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Salt Lake City, State of Utah, on this 1st day of May, 2001.


                                SONIC INNOVATIONS, INC.



                                By: /s/Stephen L. Wilson
                                   ------------------------------------------
                                   Stephen L. Wilson
                                   Vice President and Chief Financial Officer

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew G. Raguskus and Stephen L. Wilson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on May 1, 2001 by the following persons in the capacities indicated.


Signature                                                                   Title
-------------------------------------------     -----------------------------------------------------------




-------------------------------------------
Andrew G. Raguskus                                President, Chief Executive Officer and Director
                                                  (Principal Executive Officer)

-------------------------------------------
Stephen L. Wilson                                 Vice President and Chief Financial Officer
                                                  (Principal Financial and Accounting Officer)

-------------------------------------------
Anthony B. Evnin                                  Director


-------------------------------------------
Luke B. Evnin                                     Director


-------------------------------------------
Kevin J. Ryan                                     Director


-------------------------------------------
G. Gary Shaffer                                   Director


-------------------------------------------
Sigrid Van Bladel                                 Director


-------------------------------------------
Allan M. Wolfe                                    Director

Exhibit 5.1

                                    May 1, 2001



Sonic Innovations, Inc.
2795 East Cottonwood Parkway, Suite 660
Salt Lake City, UT 84121-7036

     RE:  Registration Statement on Form S-8
     ---------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 1, 2001, (the "Registration Statement") in connection with the registration under the Securities Act 1933, as amended (the "Act"), of 400,000 shares of your Common Stock issuable under the 2000 Stock Plan and 50,000 shares issuable under the 2000 Employee Stock Purchase Plan. Such shares of Common Stock are referred to herein as the "Shares," and the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan are referred to herein as the "Plans." As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Very truly yours,


                                /s/WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 24, 2001, included (or incorporated by reference) in Sonic Innovations, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.



/s/Arthur Andersen LLP



Salt Lake City, Utah
April 30, 2001